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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2012 (May 14, 2012)
Date of Report (Date of earliest event reported)

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11339 (Commission File Number)	95-2492236 (IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        Protective Life Corporation (the "Company") is filing this Current Report on Form 8-K to update certain items in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Annual Report"). On January 1, 2012, the Company adopted Accounting Standards Update No. 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts ("ASU No. 2010-26"), which changed how the Company accounts for its deferred acquisition costs. The Company adopted ASU No. 2010-26 retrospectively, which changed certain previously reported items within the Company's financial statements and accompanying notes. In accordance with the requirements of the Securities and Exchange Commission (the "SEC"), the Company is revising previously issued financial statements using the deferral and recognition guidance under ASU No. 2010-26 for each of the years presented in the 2011 Annual Report. The revision of such previously issued financial statements presented in the 2011 Annual Report is being made in accordance with applicable accounting rules and should not be read as a restatement of the 2011 Annual Report.

        The Company also adopted Accounting Standards Update No. 2011-05—Comprehensive Income—Presentation of Comprehensive Income ("ASU No. 2011-05"), which resulted in the inclusion of consolidated statements of comprehensive income within the Company's consolidated financial statements and the presentation of a statement of comprehensive income with the condensed financial information of the Company.

        In the first quarter of 2012, the Company's management also revised the definition of operating income (loss) as it relates to certain features of its variable annuity contracts and related hedging activities to better reflect the basis on which the performance of its business is internally assessed. Under the revised definition, the following items will be excluded from operating income:

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  Changes in guaranteed minimum withdrawal benefit ("GMWB") embedded derivatives related to this rider feature of certain variable annuity products (excluding the portion attributed to economic costs). Economic cost is the long-term expected average cost of providing the product benefit over the life of the policy based on product pricing assumptions. These include assumptions about the economic/market environment, and elective and non-elective policy owner behavior (e.g. lapses, withdrawal timing, mortality, etc.). These features are considered embedded derivatives under ASC 815.

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  Changes in value of certain derivative instruments used to mitigate the risk related to variable annuity contracts.

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  That portion of the change in balance sheet components amortized over estimated gross profit that is attributed to the embedded GMWB derivative and related economic hedges (e.g. DAC amortization).

        This revision in the definition of operating income (loss) resulted in certain reclassifications in the previously reported financial statements and accompanying notes of the 2011 Annual Report to make the prior year amounts comparable to those of the current year. Such reclassifications had no effect on previously reported net income or shareowners' equity. Current and prior period operating income results within the Annuities segment have been updated to reflect the revised definition of operating income (loss). This change did not impact the comparable GAAP measure of income before income tax.

        The following items of the 2011 Annual Report are being updated retrospectively to reflect the adoption of ASU No. 2010-26 and ASU No. 2011-05 as well as the reclassifications described above:

1.	Part II, Item 6	Selected Financial Data
2.	Part II, Item 7	Management's Discussion and Analysis of Financial Condition and Results ofOperations
3.	Part III, Item 8	Financial Statements and Supplementary Data
4.	Part IV, Item 15	Exhibits and Financial Statement Schedules

        The 2011 Annual Report, as updated retrospectively, is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K, including Exhibit 99, should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, that was filed with the SEC on February 28, 2012. This Current Report on Form 8-K modifies and updates the disclosures presented in the 2011 Annual Report for (i) matters relating to the adoption of ASU No. 2010-26 and its associated impact, (ii) matters relating to the adoption of ASU No. 2011-05 and the inclusion of consolidated statements of comprehensive income, and (iii) the reclassifications resulting from the revision to the definition of operating income (loss), each of which is described above. More current information is contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (the "Form 10-Q") and the Company's other filings with the SEC. The Form 10-Q and other SEC filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred subsequent to the filing of the 2011 Annual Report.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits

Exhibit Number	Description
23	Consent of PricewaterhouseCoopers LLP.
99	Annual report on Form 10-K of Protective Life Corporation for the fiscal year ended December 31, 2011, as updated retrospectively.
101
Financial statements from the annual report on Form 10-K of Protective Life Corporation for the fiscal year ended December 31, 2011, as updated retrospectively, filed on May 14, 2012 formatted in XBRL: (i) the Consolidated Statements of Income, (ii) Consolidated Statements of Comprehensive Income (iii) the Consolidated Balance Sheets, (iv) the Consolidated Statements of Shareowners' Equity, (v) the Consolidated Statement of Cash Flows, and (vi) the Notes to Consolidated Financial Statements.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/ STEVEN G. WALKER
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: May 14, 2012

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE